UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24843	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14301 FNB Parkway, Suite 211
Omaha, Nebraska		68154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 402 952-1235

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in America First Multifamily Investors, L.P.	ATAX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Credit Agreement

On November 30, 2021, America First Multifamily Investors, L.P. (the “Partnership”) entered into a First Amendment to Credit Agreement (the “First Amendment”) with BankUnited, N.A. and Bankers Trust Company (collectively, the “Lenders”), and the sole lead arranger and administrative agent, BankUnited, N.A. (the “Administrative Agent”) which modified certain provisions of the Credit Agreement dated June 11, 2021 (as amended, the “Amended Credit Agreement”). The First Amendment modified the definition of “Guarantor” to replace references to “Greystone Select Holdings LLC” with references to “Greystone Select Incorporated,” reflecting the replacement of the guarantor under the guaranty agreement described below.

Amended and Restated Guaranty Agreement

On November 30, 2021, an affiliate of the Partnership, Greystone Select Incorporated (“Greystone Select”), entered into an Amended and Restated Guaranty with the Administrative Agent (the “Amended Guaranty”) whereby Greystone Select replaced the original guarantor, and as a result Greystone Select now will guaranty amounts due from the Partnership under the Credit Agreement and the Notes dated June 11, 2021 between the Partnership and each of the Lenders. The Amended Guaranty amends, restates and supersedes the original Guaranty between Greystone Select Holdings LLC and the Administrative Agent dated June 11, 2021 in its entirety and Greystone Select Holdings LLC is released from its obligations under the original Guaranty. The substantive terms of the Amended Guaranty do not materially differ from the terms of the original Guaranty.

The Amended Guaranty is enforceable upon the occurrence of (i) an event of default; (ii) the Administrative Agent taking certain actions in relation to the collateral pledged under the Amended Credit Agreement; and (iii) the amounts due under the Amended Credit Agreement are not collected within a certain period of time after the commencement of such actions. The Partnership has an indirect interest in the Amended Guaranty but is not a party to the Amended Guaranty. Greystone Select is subject to financial covenants under the Amended Guaranty related to minimum consolidated liquidity, minimum consolidated tangible net worth and certain changes in consolidated tangible net worth over certain time periods.

The foregoing descriptions of the First Amendment and Amended Guaranty are summaries and are qualified in their entirety by reference to the full text of the First Amendment and Amended Guaranty, copies of which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

In addition, the full text of the Credit Agreement, Note dated June 11, 2021 between the Partnership and payable to BankUnited, N.A., and Note dated June 11, 2021 between the Partnership and payable to Bankers Trust Company, which were attached as Exhibits 10.1, 10.2 and 10.3, respectively to the Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission (“SEC”) on June 14, 2021, are incorporated by reference herein.

Forward-Looking Statements

Information contained in this Current Report on Form 8-K contains “forward-looking statements,” including but not limited to statements related to the Credit Agreement, Notes, Amended Guaranty, and use of the financing proceeds, which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks involving fluctuations in short-term interest rates, collateral valuations, bond investment valuations, current maturities of our financing arrangements and our ability to renew or refinance such maturities, and overall economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by the Partnership with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020. The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Credit Agreement dated November 30, 2021 between America First Multifamily Investors, L.P., the Lenders, and BankUnited, N.A., as Administrative Agent.
10.2	Amended and Restated Guaranty dated November 30, 2021 between Greystone Select Incorporated and BankUnited, N.A.
10.3

Credit Agreement dated June 11, 2021 between America First Multifamily Investors, L.P., the Lenders, and BankUnited, N.A., as Administrative Agent (incorporated herein by reference to Exhibit 10.1 to Form 8-K (No. 000-24843), filed by the Partnership on June 14, 2021).

10.4

Note dated June 11, 2021 between America First Multifamily Investors, L.P. and payable to BankUnited, N.A (incorporated herein by reference to Exhibit 10.2 to Form 8-K (No. 000-24843), filed by the Partnership on June 14, 2021).

10.5

Note dated June 11, 2021 between America First Multifamily Investors, L.P. and payable to Bankers Trust Company (incorporated herein by reference to Exhibit 10.3 to Form 8-K (No. 000-24843), filed by the Partnership on June 14, 2021).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L. P.

Date:	December 6, 2021	By:	/s/ Jesse A. Coury
Printed: Jesse A. Coury Title: Chief Financial Officer